UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(B) OR (G)
                      OF THE SECURITIES EXCHANGE ACT OF 1934


                                Jasmine's Garden
                    ------------------------------------------
              (Exact name of registrant as specified in its charter)

      Nevada                         2771                    91-2132336
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)         I.D. No.:)


                           34808 Highway 190
                           Springville, CA 93265
                           (559) 539-0923 (PHONE)
                           (559) 539-5113 (FAX)

          (Address and telephone number of principal executive offices)
                           --------------------------

                           34808 Highway 190
                           Springville, CA 93265
                           (559) 539-0923 (PHONE)
                           (559) 539-5113 (FAX)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------



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SECURITIES TO BE REGISTERED UNDER SECTION 12(G) OF THE ACT:

                          COMMON STOCK, $.001 par value
                                 (Title of Class)

ITEM 1. Description of Registrant's Securities to be Registered.

This registration statement relates to common stock, $.001 par value, of Jasmine's Garden (Registrant.) A description of the common stock is contained under the heading "Description of Securities" in the Prospectus that constitutes a part of the Form SB-2 registration statement filed with the Securities and Exchange Commission (Registration No.: 333-64804), which prospectus shall be deemed to be incorporated by reference in to this registration statement.

ITEM 2. Exhibits

1.1 Specimen stock certificate (incorporated by reference herein from Exhibit 4 to Form SB-2, Registration No.: 333-64804.

2.1 Articles of incorporation of registrant (incorporated by reference herein from Exhibit 3.1 to Form SB-2, Registration No.: 333-64804.

2.2 By-laws of Registrant (incorporated by reference herein from Exhibit 3.1 to Form SB-2, Registration No.: 333-64804.


                                 Jasmine's Garden

Date: April 1, 2002               By: Jack Gregory, M.D.
                                     --------------------------------
                                     Jack Gregory, M.D., President




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